Exhibit 10.01

NEXTFIT, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into by and between NextFit, Inc., a Nevada corporation (the “Company”), and the individual or entity whose name appears on the last page of this Agreement (the “Investor”).

The Investor understands that the Company proposes to offer and sell Investor, a current 5% stockholder of the Company, an aggregate of 5,000,000 shares of Common Stock at a price per share of $0.01 (the “Shares”) pursuant to Section 4(1) and/or Section 4(2), and/or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions or preemption provisions (the “Offering”).

The Investor and the Company agree as follows:

1.

Sale of Shares

The Investor will purchase from the Company the number of Shares set forth opposite the Investor’s name on the last page of this Agreement at a price per share of $0.01.

2.

Closing; Delivery

2.1

Closing. The closing of the purchase and sale of the Shares to the Investor shall be held at the offices of the Company, 235 W. Sego Lily Dr., Sandy, UT 84070, on the date upon which the Company accepts and signs this Agreement (the “Closing”).

2.2

Delivery of Subscription Amount, Agreements, and Shares. At the Closing, the Investor shall deliver to the Company the aggregate purchase price to be paid in respect of the Shares in U.S. dollars, as set forth on the last page of this Agreement, by cash, check, wire, or any other method of payment approved by the Company, and the Company will issue, at the Closing or as soon as practicable thereafter, a stock certificate, registered in the name of the Investor and reflecting the Shares. If the Investor is not in attendance at the Closing, delivery of the stock certificate representing the Shares and signed agreements shall be via U.S. mail to the address shown under the Investor’s name on the last page of the Agreement or such other address that the Investor has provided to the Company as reflected in the Company’s records.

3.

Representations and Warranties of the Company

The Company represents and warrants to the Investor that the following shall be true and correct in all material respects.

3.1

Organization and Standing

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where failure to be so qualified would not have a material adverse effect on the Company’s business as now conducted.

3.2

Corporate Power

The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3

Capitalization

The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which 23,979,903 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which there are currently 600,000 shares of Series A Preferred Stock and 600,000 shares of Series B Preferred Stock issued and outstanding. Series A Preferred Stock does not have voting rights and is convertible into 30 shares of Common Stock for each Series A share. Series B Preferred Stock is convertible into 30 shares of Common Stock for each Series B share and provides for 2 votes per share on an as converted basis, which results in 36,000,000 votes. All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable. There are 3,139,262, warrants issued to debenture holders, lenders and consultants at an exercise price of $0.60 per share which expire three years from date of issuance. The Company has also issued $1,165,000 in debentures which may be converted into common stock of the Company at a per share price of $0.30. The Company also has adopted a 2009 Stock Option/Stock Issuance Pan (the “Plan”), which authorizes the granting of awards of up to 9,000,000 shares of common stock to the Company’s key employees, officer, directors, consultants, advisors and sales representatives. To date, the Company has granted options to purchase 2,405,000 shares of Common Stock under the Plan. Except as otherwise noted above, there are no other outstanding shares of capital stock or other securities, rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase of any shares of the Company’s capital stock.

3.4

Authorization

All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Shares, and the performance of all of the Company’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Shares and will be free of any liens or encumbrances created by the Company; provided, however, that the Shares will be subject to restrictions on transfer under applicable securities laws as set forth herein.

3.5

Brokers or Finders

The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows:

4.1

Authorization

This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

4.2

Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

4.3

Restricted Securities. The Investor understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC and are subject to Paragraph (i) of Rule 144 which prohibits reliance on Rule 144 by persons holding shares of non-reporting shell companies or former shell companies until the issuer ceases to be a shell company, files a registration statement with the SEC and has filed all periodic reports for a period of at least one year from the filing date of the registration statement. Therefore, under current interpretations and applicable rules, he, she, or it will probably have to retain the Shares for an indefinite period and at the expiration of such period his, her, or its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Company is current in its filings with the SEC under the Securities Exchange Act or 1934, as amended (the “Exchange Act”) or other public disclosure requirements. Accordingly, the Investor hereby acknowledges that he, she, or it is prepared to hold the Shares for an indefinite period.

4.4

Investment Purpose. The Investor acknowledges that the Shares are being purchased for his, her, or its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part. The Investor further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

4.5

Limitations on Resale; Restrictive Legend. The Investor acknowledges that he, she, or it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. The Investor also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

4.6

Information. The Investor, or if the Investor is any entity, its undersigned representative, has been furnished (i) with all requested materials relating to the business, finances, management, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Investor by the Company. Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of this Offering.

4.7

Documents. The Investor, or if the Investor is any entity, its undersigned representative, has received and read in their entirety: (i) this Subscription Agreement and each representation, warranty, and covenant set forth herein; and (ii) such corporate records as requested by the Investor. Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

4.8

Knowledge and Experience in Business and Financial Matters. The Investor, either individually or together with his, her, or its purchaser representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his, her, or its total financial capacity.

4.9

No Advertisements. The Investor is not entering into this Subscription Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

4.10

Relationship to Company. The Investor, either individually or, if an entity, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his or her business or financial experience (or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company), the Investor has the capacity to protect his, her, or its own interests in connection with the purchase of the Shares.

4.11

Brokers or Finders

(a)

. The Investor has not engaged any brokers, finders, or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fee or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

5.

Miscellaneous

5.1

Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Investor:

See the address set forth on the signature page of this Agreement.

Company:

NextFit, Inc.

235 W. Sego Lily Dr., 2nd Floor

Sandy, UT 84070

Attn: Sundh, CEO

Facsimile No.: (801) 990-1995

with copy to:

Durham Jones & Pinegar, P.C.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

Attn: Jeffrey M. Jones, Esq.

5.2

Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

5.3

Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

5.4

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

5.5

Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

5.6

Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

5.7

Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

5.8

Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

5.9

Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

5.10

Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

5.11

Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

5.12

Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.13

Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

5.14

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the Parties and the Shareholder and their successors and assigns.

5.15

Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

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SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

Shares: 5,000,000	/s/ Pace Mannion
(Signature)

Investment: $50,000	Pace Mannion
(Print Name)

Pagani Corp
Name of Entity (if applicable)

President
Title (if applicable)

3518 West 10305 South, South Jordan UT 84095
(Address)

pacemannion@gmail.com
email address
(801) 243-6350
Telephone

The foregoing Agreement is hereby confirmed and accepted by the Company as of

April 12, 2010.

NEXTFIT, INC.

By: /s/ Teri Sundh

Teri Sundh, CEO